EXHIBIT  23.1

CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

Nettaxi.com

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated February 15, 2000, except for matters discussed in Note 13 for which the date is March 9, 2000, relating to the consolidated financial statements of Nettaxi.com, which is contained in that prospectus.

We also consent to the reference to us under the caption "Experts" in the prospectus.

/s/  BDO  Seidman,  LLP
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BDO  Seidman,  LLP
San  Jose,  California
June  7,  2000

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